EXHIBIT 23.1



/Letterhead/

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 for Trycera Financial, Inc. (SEC File No. 333-140585) of our report dated April 1, 2007, relating to our audit of the consolidated financial statements of Trycera Financial, Inc. and subsidiaries included in the Form 10-KSB/A-1 for the year ended December 31, 2006.



/S/ Chisholm, Bierwolf, Nilson, LLC

Chisholm, Bierwolf, Nilson, LLC
Bountiful, Utah
April 25, 2007